                                                UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 10549
                                                         ___________________

                                           FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report ( Date of earliest event reported)             December 22, 2000

Commission File Number:                 0-10843

                                                                  CSP Inc.
                              (Exact name of registrant as specified in its charter)

                             Massachusetts                                                             04-2441294
                  (State or other jurisdiction of                                               (I.R.S. Employer
                  incorporation or organization)                                              Identification No.)

                 43 Manning Road, Billerica, Massachusetts                               01821-3901
                (Address of principal executive offices)                                         (Zip Code)

                                                                 (978) 663-7598
                                      (Registrant's telephone number, including area code)

                                                                         None
                      (Former name, former address, former fiscal year, if changed since last report)

Item 5. Other Events

            On December 20, 2000, the Company was notified that the buyer who had executed a Purchase and Sale agreement dated October 20, 2000 to purchase the corporate headquarters and adjacent land located at 40 Linnell Circle, Billerica, Massachusetts has elected not to proceed with the purchase. The selling price was approximately $3.3 million. The Company will continue its efforts to sell the property and adjacent land. Management believes that a sale will be completed by the end of the current fiscal year.

                                                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CSP Inc.
(Registrant)

Date: December 22, 2000                                         By: /s/ Alexander R. Lupinetti
                                                                                       Chief Executive Officer,
                                                                                       President and Chairman

Date: December 22, 2000                                         By: /s/ Gary W. Levine
                                                                                        Vice President of Finance,
                                                                                        Chief Financial Officer